Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of WANG & LEE GROUP, Inc. our report dated May 13, 2024, with respect to the consolidated financial statements of WANG & LEE GROUP, Inc. as of and for the years ended December 31, 2022 and 2023.

/s/ AOGB CPA Limited

AOGB CPA Limited
Hong Kong, Hong Kong
December 2, 2024